Exhibit 10.2

PROMISSORY NOTE
FOR "*STARSTREAM ENTERTAINMENT*"

As of February 10, 2014

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH HEREBY ARE ACKNOWLEDGED, STARSTREAM ENTERTAINMENT, INC., a Nevada corporation (the "Company"), STARSTREAM ENTERTAINMENT, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("SSE" and together with the Company, jointly and severally the "**Borrower**"), hereby unconditionally promises to pay in lawful money of the United States of America to the order of Timothy Nye, an individual who resides in New York State (the "**Lender**") in accordance with and as set forth in that certain Loan Agreement dated February 10, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "**Loan Agreement**") in connection with that certain Collateral as defined in that certain Security Agreement dated as of February 10, 2014 (the "**Security Agreement**") in connection with the membership interest of Life After Beth, LLC and that certain motion picture "Life After Beth" and any other documents and financing statements executed or filed in connection with the Loan Agreement are collectively herein collectively referred to as the "Loan Documents", between the Borrower and the Lender, the amount as shall have been advanced hereon and thereon from time to time, in immediately available funds, and to pay interest on the unpaid principal balance of this promissory note ("**Promissory Note**") to Lender at such rates as are provided in the Loan Documents, together with all other amounts owed by the Borrower to the Lender pursuant to the Loan Documents, at the dates and on the terms set forth in the Loan Agreement.

This Promissory Note is fully negotiable and Lender shall have the unfettered right to sell, transfer, assign or otherwise dispose of this Promissory Note in accordance with the terms of the Loan Agreement.

The individuals and entities comprising Borrower acknowledge and agree that their obligations pursuant to this Promissory Note are joint and several, and that in enforcing this Promissory Note and Borrower's obligations hereunder, Lender may proceed against one or more of the individuals or entities comprising Borrower prior to exhausting Lender's remedies against other individual or entities.

Borrower agrees to promptly reimburse Lender for any loss, cost, or expense (including attorneys' fees) paid or incurred by Lender in enforcing any of the terms of this Promissory Note, subject to and in accordance with the terms and conditions of the Loan Agreement. Any extensions of time granted to Borrower by Lender shall not release Borrower or constitute a waiver of payment due or otherwise diminish the rights of Lender. All payments under this Promissory Note shall be applied first to Lender's costs of collection, second to accrued and unpaid interest (as set forth in the Loan Agreement), and then to the unpaid principal balance of this Promissory Note. The Borrower represents and warrants that this is not a consumer credit transaction. All payments made hereunder shall be in lawful currency of the United States of America. Borrower waives presentment, demand, protest and notice of protest, notice of

THE BORROWER:

COMPANY:	STARSTREAM ENTERTAINMENT, LLC

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: CEO

SSE:	STARSTREAM ENTERTAINMENT, LLC

	By:	/s/ Charles Bonan
Name : Charles Bonan
Title Manager

LENDER:		/s/ Timothy Nye
Timonty Nye